EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2012 Earnings

Warren, Pennsylvania — January 22, 2013

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2012 of $16.3 million, or $0.18 per diluted share.  This represents an increase of $1.1 million, or 7.6%, over the same quarter last year when net income was $15.2 million, or $0.16 per diluted share, and an increase of $632,000, or 4.0%, over the quarter ended September 30, 2012 when net income was $15.7 million, or $0.17 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.68% and 0.82% compared to 5.23% and 0.76% for the same quarter last year and 5.37% and 0.78% for the quarter ended September 30, 2012.

As previously announced the Board of Directors declared a quarterly cash dividend of $0.12 per share for the first quarter of 2013 and accelerated its payment into the fourth quarter of 2012. Paid on December 24, 2012, this represents the 73rd consecutive quarter in which the Company has declared a cash dividend.

Net interest income increased by $77,000, or 0.1%, to $66.6 million for the quarter ended December 31, 2012, from $66.5 million for the quarter ended December 31, 2011, as a $5.2 million decrease in interest paid on deposit accounts was partially offset by a $3.2 million decrease in interest income on loans receivable and a $1.9 million decrease in interest income from investment securities. These changes from the previous year were primarily due to decreases in market interest rates and continued competitive pricing pressure.

The provision for loan losses decreased by $2.3 million, or 22.2%, to $8.2 million for the quarter ended December 31, 2012, from $10.5 million for the quarter ended December 31, 2011.  As of December 31, 2012, the allowance for loan losses was $73.2 million, or 1.28% of total loans, compared to $71.1 million, or 1.28% of total loans, as of December 31, 2011.  The decrease in the provision for loan losses is partially attributable to a decrease in loans that are 90 days or more delinquent to $68.3 million as of December 31, 2012, from $95.8 million as of December 31, 2011 and $80.4 million as of September 30, 2012.  Additionally, net charge-offs for the quarter ended

December 31, 2012, decreased by $6.5 million, or 51.2%, to $6.1 million compared to $12.6 million in the same quarter last year.

Noninterest income increased by $1.1 million, or 7.8%, to $15.1 million for the quarter ended December 31, 2012, from $14.0 million for the quarter ended December 30, 2011, due primarily to an increase in mortgage banking income of $1.9 million, as an increased number of residential mortgage loans were sold at favorable pricing levels.

Noninterest expense increased by $2.8 million, or 5.7%, to $51.2 million for the quarter ended December 31, 2012, from $48.4 million for the quarter ended December 30, 2011, due primarily to an increase in compensation and employee benefits of $2.9 million, or 11.3%.  This increase is the result of the addition of 92 full-time equivalent employees, primarily in our compliance and lending areas and increased benefit costs. Additionally, real estate owned expense increased by $799,000.  Partially offsetting these increases was a decrease in marketing expense of $3.0 million, which was due to the timing of marketing campaigns.

Net income for the year ended December 31, 2012 of $63.6 million represents a decrease of $591,000, or 0.9%, compared to net income of $64.2 million for the year ended December 31, 2011.  Even though net income decreased slightly from the previous year, diluted earnings per share increased to $0.68 from $0.64, as there were 5,974,113 fewer diluted average shares outstanding in 2012.  The annualized returns on average shareholders’ equity and average assets were 5.48% and 0.79%, respectively, for the year ended December 31, 2012 compared to 5.24% and 0.80%, respectively, in the prior year.

In making this announcement, William J. Wagner, President and CEO, noted, “2012 was a challenging but productive year. During the year, we further enhanced our compliance management system, restructured our Credit Department to strengthen our commercial lending process and exited some of our larger problem loans. In addition, we were able to deploy $230 million of interest-earning cash by increasing investments securities by approximately $100 million and growing our loan portfolio by $150 million. This use of cash, along with continued growth in checking balances enabled us to maintain our net interest margin at 3.65% throughout the year. Credit quality continued to improve and we were able to decrease our provision for loan losses by nearly $8 million from the prior year. Non-performing loans are now at their lowest level in four years and net charge-offs were down approximately 40% from the previous year. Finally, we continued to manage our excess capital position during the quarter by repurchasing more than 4.2 million of our common shares at an average price of $11.81 per share.”

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products as well as benefits and wealth management services. Northwest operates 165 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	December 31,
	2012	2011
Assets
Cash and cash equivalents	$88,277	94,276
Interest-earning deposits in other financial institutions	362,794	593,388
Federal funds sold and other short-term investments	633	633
Marketable securities available-for-sale (amortized cost of $1,053,122 and $885,408)	1,079,074	908,349
Marketable securities held-to-maturity (fair value of $161,969 and $239,412)	155,081	231,389
Total cash, interest-earning deposits and marketable securities	1,685,859	1,828,035

Residential mortgage loans held for sale	15,441	967
Residential mortgage loans	2,400,208	2,396,399
Home equity loans	1,076,637	1,084,786
Other consumer loans	235,367	245,689
Commercial real estate loans	1,585,833	1,435,767
Commercial loans	388,994	387,911
Total loans receivable	5,702,480	5,551,519
Allowance for loan losses	(73,219)	(71,138)
Loans receivable, net	5,629,261	5,480,381

Federal Home Loan Bank stock, at cost	46,834	48,935
Accrued interest receivable	23,313	24,599
Real estate owned, net	26,165	26,887
Premises and Equipment, net	138,824	132,152
Bank owned life insurance	137,044	133,524
Goodwill and other intangible assets	178,530	174,005
Other assets	76,770	109,187
Total assets	$7,942,600	7,957,705

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$755,429	658,560
Interest-bearing demand deposits	851,771	800,676
Savings deposits	2,271,311	2,036,272
Time deposits	1,886,089	2,284,817
Total deposits	5,764,600	5,780,325
Borrowed funds	860,047	827,925
Advances by borrowers for taxes and insurance	23,325	23,571
Accrued interest payable	888	1,104
Other liabilities	62,177	66,782
Junior subordinated debentures	103,094	103,094
Total liabilities	6,814,131	6,802,801

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 93,652,960 shares and 97,493,046 shares issued and outstanding, respectively	937	975
Paid-in-capital	613,249	659,523
Retained earnings	550,296	543,598
Unallocated common stock of Employee Stock Ownership Plan	(24,525)	(25,966)
Accumulated other comprehensive loss	(11,488)	(23,226)
Total shareholders’ equity	1,128,469	1,154,904
Total liabilities and shareholders’ equity	$7,942,600	7,957,705

Equity to assets	14.21%	14.51%
Tangible common equity to assets	12.23%	12.60%
Book value per share	$12.05	$11.85
Tangible book value per share	$10.14	$10.06
Closing market price per share	$12.14	$12.44
Full time equivalent employees	2,042	1,950
Number of banking offices	165	168

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	December 31,		September 30,
	2012	2011	2012
Interest income:
Loans receivable	$76,701	79,930	77,109
Mortgage-backed securities	3,697	5,077	3,941
Taxable investment securities	743	776	577
Tax-free investment securities	2,132	2,600	2,223
Interest-earning deposits	382	423	364
Total interest income	83,655	88,806	84,214

Interest expense:
Deposits	9,042	14,227	10,207
Borrowed funds	7,998	8,041	8,013
Total interest expense	17,040	22,268	18,220

Net interest income	66,615	66,538	65,994
Provision for loan losses	8,173	10,502	6,915
Net interest income after provision for loan losses	58,442	56,036	59,079

Noninterest income:
Impairment losses on securities	—	(1,504)	(340)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	1,074	247
Net impairment losses	—	(430)	(93)
Gain/ (loss) on sale of investments, net	394	157	260
Service charges and fees	8,587	8,630	8,772
Trust and other financial services income	2,288	1,967	2,122
Insurance commission income	1,463	1,582	1,480
Loss on real estate owned, net	(2,020)	(466)	(1,187)
Income from bank owned life insurance	1,589	1,199	1,148
Mortgage banking income	1,874	(29)	1,484
Other operating income	964	1,428	949
Total noninterest income	15,139	14,038	14,935

Noninterest expense:
Compensation and employee benefits	28,302	25,434	28,171
Premises and occupancy costs	5,680	5,556	5,498
Office operations	3,419	3,286	3,141
Processing expenses	6,459	5,982	6,340
Marketing expenses	134	3,098	1,830
Federal deposit insurance premiums	1,211	933	1,305
Professional services	1,869	1,441	1,939
Amortization of intangible assets	219	374	219
Real estate owned expense	1,261	462	832
Other expense	2,662	1,870	2,528
Total noninterest expense	51,216	48,436	51,803

Income before income taxes	22,365	21,638	22,211
Income tax expense	6,040	6,463	6,518

Net income	$16,325	15,175	15,693

Basic earnings per share	$0.18	0.16	0.17

Diluted earnings per share	$0.18	0.16	0.17

Annualized return on average equity	5.68%	5.23%	5.37%
Annualized return on average assets	0.82%	0.76%	0.78%

Basic common shares outstanding	92,716,973	93,675,589	94,422,878
Diluted common shares outstanding	92,937,877	93,972,187	94,610,656

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Year ended
	December 31,
	2012	2011
Interest income:
Loans receivable	$309,391	320,942
Mortgage-backed securities	16,738	23,450
Taxable investment securities	2,328	2,452
Tax-free investment securities	9,119	11,514
Interest-earning deposits	1,599	1,712
Total interest income	339,175	360,070

Interest expense:
Deposits	43,377	60,721
Borrowed funds	31,822	32,080
Total interest expense	75,199	92,801

Net interest income	263,976	267,269
Provision for loan losses	26,338	34,170
Net interest income after provision for loan losses	237,638	233,099

Noninterest income:
Impairment losses on securities	(996)	(2,081)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	665	1,144
Net impairment losses	(331)	(937)
Gain on sale of investments, net	654	358
Service charges and fees	34,486	35,378
Trust and other financial services income	8,544	8,125
Insurance commission income	6,264	6,548
Loss on real estate owned, net	(4,859)	(2,426)
Income from bank owned life insurance	4,961	6,019
Mortgage banking income	4,678	858
Other operating income	4,154	4,213
Total noninterest income	58,551	58,136

Noninterest expense:
Compensation and employee benefits	111,727	106,595
Premises and occupancy costs	22,409	23,055
Office operations	13,224	12,850
Processing expenses	25,000	23,332
Marketing expenses	7,829	9,953
Federal deposit insurance premiums	5,554	7,101
Professional services	7,005	5,224
Amortization of intangible assets	1,012	1,819
Real estate owned expense	3,404	1,625
Other expense	9,097	8,673
Total noninterest expense	206,261	200,227

Income before income taxes	89,928	91,008
Income tax expense	26,368	26,857

Net income	$63,560	64,151

Basic earnings per share	$0.68	0.64

Diluted earnings per share	$0.68	0.64

Annualized return on average equity	5.48%	5.24%
Annualized return on average assets	0.79%	0.80%

Basic common shares outstanding	93,912,821	99,801,783
Diluted common shares outstanding	94,203,451	100,177,564

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009

Non-accrual loans current:
Residential mortgage loans	$797	—	—	—
Home equity loans	635	—	—	—
Other consumer loans	44	—	—	—
Commercial real estate loans	24,960	13,057	7,378	—
Commercial loans	5,424	13,480	23,317	13,141
Total non-accrual loans current	$31,860	26,537	30,695	13,141

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	5,549	3,274	4,039	—
Commercial loans	2,002	90	1,465	—
Total non-accrual loans delinquent 30 days to 59 days	$7,551	3,364	5,504	—

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$—	—	—	—
Home equity loans	—	—	—	—
Other consumer loans	—	—	—	—
Commercial real estate loans	2,802	1,560	10,923	1,705
Commercial loans	9,652	3,808	848	—
Total non-accrual loans delinquent 60 days to 89 days	$12,454	5,368	11,771	1,705

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$24,286	28,221	29,751	29,134
Home equity loans	8,479	9,560	10,263	10,008
Other consumer loans	1,936	2,667	2,565	2,775
Commercial real estate loans	24,550	44,603	44,965	49,594
Commercial loans	9,096	10,785	12,877	18,269
Total non- accrual loans delinquent 90 days or more	$68,347	95,836	100,421	109,780

Total non-accrual loans	$120,212	131,105	148,391	124,626

	December 31,	December 31,	December 31,	December 31,
	2012	2011	2010	2009

Nonperforming loans	$120,212	131,105	148,391	124,626
Real estate owned, net	26,165	26,887	20,780	20,257
Nonperforming assets	$146,377	157,992	169,171	144,883

Non-accrual troubled debt restructuring *	$39,614	29,575	41,740	2,908
Accruing troubled debt restructuring	49,830	39,854	10,865	18,177
Total troubled debt restructuring	$89,444	69,429	52,605	21,085

Nonperforming loans to total loans	2.11%	2.36%	2.68%	2.35%

Nonperforming assets to total assets	1.84%	1.99%	2.08%	1.81%

Allowance for loan losses to total loans	1.28%	1.28%	1.38%	1.33%

Allowance for loan losses to nonperforming loans	60.91%	54.26%	51.49%	56.49%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	December 31,			December 31,			December 31,			December 31,
	2012		*	2011		*	2010		*	2009		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	430	$32,921	1.4%	427	$33,671	1.4%	427	$35,329	1.5%	343	$27,913	1.2%
Home equity loans	224	6,534	0.6%	222	7,426	0.7%	230	7,317	0.7%	184	7,014	0.6%
Consumer loans	1,122	5,456	2.3%	903	4,854	2.0%	1,008	5,318	2.1%	923	4,297	1.6%
Commercial real estate loans	87	13,001	0.8%	104	10,680	0.7%	82	16,287	1.2%	85	16,152	1.3%
Commercial loans	41	3,233	0.8%	32	2,027	0.5%	48	6,590	1.5%	48	3,293	0.9%
Total loans delinquent 30 days to 59 days	1,904	$61,145	1.1%	1,688	58,658	1.1%	1,795	$70,841	1.3%	1,583	$58,669	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	100	$9,387	0.4%	99	$8,629	0.4%	106	$9,848	0.4%	77	$6,657	0.3%
Home equity loans	65	1,977	0.2%	47	1,953	0.2%	81	3,249	0.3%	52	1,719	0.2%
Consumer loans	448	1,830	0.8%	412	1,787	0.7%	356	1,331	0.5%	348	1,425	0.5%
Commercial real estate loans	33	4,596	0.3%	38	3,122	0.2%	39	14,365	1.1%	35	5,811	0.5%
Commercial loans	17	10,158	2.5%	25	4,958	1.3%	9	1,678	0.4%	26	2,474	0.7%
Total loans delinquent 60 days to 89 days	663	$27,948	0.5%	621	20,449	0.4%	591	$30,471	0.6%	538	$18,086	0.3%

Loans delinquent 90 days or more:
Residential mortgage loans	266	$24,286	1.0%	273	$28,221	1.2%	275	$29,751	1.2%	265	$29,134	1.2%
Home equity loans	175	8,479	0.8%	177	9,560	0.9%	190	10,263	0.9%	195	10,008	0.9%
Consumer loans	427	1,936	0.8%	456	2,667	1.1%	374	2,565	1.0%	546	2,775	1.0%
Commercial real estate loans	146	24,550	1.6%	131	44,603	3.1%	181	44,965	3.3%	199	49,594	4.0%
Commercial loans	61	9,096	2.2%	66	10,785	2.8%	111	12,877	3.0%	124	18,269	4.9%
Total loans delinquent 90 days or more	1,075	$68,347	1.2%	1,103	95,836	1.7%	1,131	$100,421	1.8%	1,329	$109,780	2.1%

Total loans delinquent	3,642	$157,440	2.8%	3,412	$174,943	3.2%	3,517	$201,733	3.7%	3,450	$186,535	3.5%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2012

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,395,809	—	18,743	48	1,049	2,415,649
Home equity loans	1,068,183	—	8,454	—	—	1,076,637
Other consumer loans	234,106	—	1,261	—	—	235,367
Total Personal Banking	3,698,098	—	28,458	48	1,049	3,727,653

Business Banking:
Commercial real estate loans	1,352,118	68,130	163,751	1,834	—	1,585,833
Commercial loans	320,228	13,077	52,742	2,947	—	388,994
Total Business Banking	1,672,346	81,207	216,493	4,781	—	1,974,827

	$5,370,444	81,207	244,951	4,829	1,049	5,702,480

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2011

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,373,275	—	22,843	11	1,237	2,397,366
Home equity loans	1,074,512	—	10,274	—	—	1,084,786
Other consumer loans	244,491	—	1,198	—	—	245,689
Total Personal Banking	3,692,278	—	34,315	11	1,237	3,727,841

Business Banking:
Commercial real estate loans	1,211,583	75,981	144,947	3,256	—	1,435,767
Commercial loans	298,597	23,887	62,753	2,674	—	387,911
Total Business Banking	1,510,180	99,868	207,700	5,930	—	1,823,678

	$5,202,458	99,868	242,015	5,941	1,237	5,551,519

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Allowance for loan losses
Beginning balance	$71,177	73,208	71,138	76,412
Provision	8,173	10,502	26,338	34,170
Charge-offs residential mortgage	(836)	(1,530)	(4,295)	(4,198)
Charge-offs home equity	(1,317)	(998)	(4,066)	(4,734)
Charge-offs other consumer	(1,592)	(1,467)	(5,919)	(5,283)
Charge-offs commercial real estate	(4,102)	(4,288)	(9,919)	(12,508)
Charge-offs commercial	(1,245)	(4,935)	(6,254)	(15,641)
Recoveries	2,961	646	6,196	2,920
Ending balance	$73,219	71,138	73,219	71,138

Net charge-offs to average loans, annualized	0.43%	0.91%	0.43%	0.72%

Northwest Bancshares, Inc. and Subsidiaries

Municipal securities portfolio

(Dollars in thousands)

	December 31, 2012			As a %
	Market	Book	Unrealized	of book
	value	value	gain	value
Municipal securities by state:
Pennsylvania
School districts	$96,271	91,951	4,320	46.7%
General obligations	37,205	35,418	1,787	18.0%
Revenue bonds	3,006	2,948	58	1.5%
Total Pennsylvania	136,482	130,317	6,165	66.2%
New York	26,831	25,954	877	13.2%
Ohio	6,390	5,973	417	3.0%
All other states	37,683	34,659	3,024	17.6%
	$207,386	196,903	10,483

	December 31, 2011			As a %
	Market	Book	Unrealized	of book
	value	value	gain	value
Municipal securities by state:
Pennsylvania
School districts	$119,920	114,699	5,221	48.4%
General obligations	43,129	41,766	1,363	17.6%
Revenue bonds	4,717	4,709	8	2.0%
Total Pennsylvania	167,766	161,174	6,592	68.0%
New York	35,269	33,679	1,590	14.2%
Ohio	6,661	6,426	235	2.7%
All other states	38,073	35,904	2,169	15.1%
	$247,769	237,183	10,586

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended December 31,
	2012			2011
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,709,603	77,279	5.41%	5,544,194	80,395	5.79%
Mortgage-backed securities (c)	717,028	3,697	2.06%	797,071	5,077	2.55%
Investment securities (c) (d)	408,925	4,022	3.93%	376,545	4,776	5.07%
FHLB stock	46,833	51	0.44%	49,775	—	—
Other interest-earning deposits	608,772	382	0.25%	615,906	423	0.27%

Total interest-earning assets	7,491,161	85,431	4.56%	7,383,491	90,671	4.90%

Noninterest earning assets (e)	502,514			571,873

Total assets	$7,993,675			7,955,364

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,145,405	1,019	0.35%	1,064,533	1,139	0.42%
Interest-bearing demand accounts	837,955	145	0.07%	787,674	238	0.12%
Money market accounts	1,115,655	842	0.30%	959,378	1,013	0.42%
Certificate accounts	1,923,699	7,036	1.46%	2,308,440	11,837	2.03%
Borrowed funds (f)	864,085	6,562	3.02%	836,948	6,604	3.13%
Junior subordinated debentures	103,094	1,436	5.45%	103,094	1,437	5.45%

Total interest-bearing liabilities	5,989,893	17,040	1.13%	6,060,067	22,268	1.46%

Noninterest bearing liabilities (g)	854,786			734,898

Total liabilities	6,844,679			6,794,965

Shareholders’ equity	1,148,996			1,160,399

Total liabilities and shareholders’ equity	$7,993,675			7,955,364

Net interest income/ Interest rate spread		68,391	3.43%		68,403	3.44%

Net interest-earning assets/ Net interest margin	$1,501,268		3.65%	1,323,424		3.71%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.22X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Average balances include non-interest bearing demand deposits (checking accounts).

(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.37% and 5.76%, respectively, Investment securities - 2.81% and 3.59%, respectively, Interest-earning assets - 4.47% and 4.80%, respectively. GAAP basis net interest rate spreads were 3.34% and 3.34%, respectively, and GAAP basis net interest margins were 3.56% and 3.60%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2012			2011
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,655,179	311,650	5.51%	5,508,790	322,656	5.85%
Mortgage-backed securities (c)	736,896	16,738	2.27%	874,366	23,450	2.68%
Investment securities (c) (d)	353,431	16,357	4.63%	384,389	20,166	5.25%
FHLB stock	47,205	87	0.18%	53,985	—	—
Other interest-earning deposits	638,366	1,599	0.25%	665,074	1,712	0.25%

Total interest-earning assets	7,431,077	346,431	4.66%	7,486,604	367,984	4.91%

Noninterest earning assets (e)	581,429			570,888

Total assets	$8,012,506			8,057,492

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,136,774	4,219	0.37%	1,075,890	5,000	0.46%
Interest-bearing demand accounts	822,626	792	0.10%	793,287	960	0.12%
Money market accounts	1,047,894	3,605	0.34%	939,317	4,243	0.45%
Certificate accounts	2,059,702	34,761	1.69%	2,362,313	50,518	2.14%
Borrowed funds (f)	850,171	26,105	3.07%	841,748	26,381	3.13%
Junior subordinated debentures	103,094	5,717	5.47%	103,094	5,699	5.45%

Total interest-bearing liabilities	6,020,261	75,199	1.25%	6,115,649	92,801	1.52%

Noninterest bearing liabilities (g)	833,149			718,434

Total liabilities	6,853,410			6,834,083

Shareholders’ equity	1,159,096			1,223,409

Total liabilities and shareholders’ equity	$8,012,506			8,057,492

Net interest income/ Interest rate spread		271,232	3.41%		275,183	3.39%

Net interest-earning assets/ Net interest margin	$1,410,816		3.65%	1,370,955		3.68%

Ratio of interest-earning assets to interest-bearing liabilities	1.23X			1.22X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Average balances include non-interest bearing demand deposits (checking accounts).

(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.47% and 5.82%, respectively, Investment securities - 3.24% and 3.63%, respectively, Interest-earning assets - 4.57% and 4.80%, respectively. GAAP basis net interest rate spreads were 3.32% and 3.28%, respectively, and GAAP basis net interest margins were 3.55% and 3.57%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	December 31, 2012			September 30, 2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (h)	Balance	Interest	Cost (h)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,709,603	77,279	5.41%	5,703,380	77,698	5.43%
Mortgage-backed securities (c)	717,028	3,697	2.06%	722,368	3,941	2.18%
Investment securities (c) (d)	408,925	4,022	3.93%	350,081	3,997	4.57%
FHLB stock	46,833	51	0.44%	46,834	12	0.10%
Other interest-earning deposits	608,772	382	0.25%	598,114	364	0.24%

Total interest-earning assets	7,491,161	85,431	4.56%	7,420,777	86,012	4.62%

Noninterest earning assets (e)	502,514			625,460

Total assets	$7,993,675			8,046,237

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,145,405	1,019	0.35%	1,154,104	1,060	0.37%
Interest-bearing demand accounts	837,955	145	0.07%	834,890	180	0.09%
Money market accounts	1,115,655	842	0.30%	1,076,799	920	0.34%
Certificate accounts	1,923,699	7,036	1.46%	1,991,987	8,047	1.61%
Borrowed funds (f)	864,085	6,562	3.02%	856,292	6,576	3.06%
Junior subordinated debentures	103,094	1,436	5.45%	103,094	1,437	5.45%

Total interest-bearing liabilities	5,989,893	17,040	1.13%	6,017,166	18,220	1.20%

Noninterest bearing liabilities (g)	854,786			859,553

Total liabilities	6,844,679			6,876,719

Shareholders’ equity	1,148,996			1,169,518

Total liabilities and shareholders’ equity	$7,993,675			8,046,237

Net interest income/ Interest rate spread		68,391	3.43%		67,792	3.42%

Net interest-earning assets/ Net interest margin	$1,501,268		3.65%	1,403,611		3.65%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.23X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Average balances include non-interest bearing demand deposits (checking accounts).

(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.37% and 5.39%, respectively, Investment securities - 2.81% and 3.20%, respectively, Interest-earning assets - 4.47% and 4.52%, respectively. GAAP basis net interest rate spreads were 3.34% and 3.32%, respectively, and GAAP basis net interest margins were 3.56% and 3.56%, respectively.